For Further Information, contact:
Douglas A. Murphy
Chief Executive Officer
   or				       FOR IMMEDIATE RELEASE
Ted Stenger
Interim Chief Operating Officer
(281) 272-8800

AMERICAN RICE, INC. FILES
CHAPTER 11 REORGANIZATION PLAN

HOUSTON, TEXAS, April 12, 1999 --- American Rice, Inc. ("ARI" or the "Company") announced today it had filed a Reorganization Plan and Disclosure Statement with the Federal Bankruptcy Court of the Southern District of Texas last Thursday, April 8th.

ARI commenced its Chapter 11 reorganization last August, citing losses and excessive capital needs of it's Olive division headquartered in California, and other non-recurring problems. By the end of October, the Company had completed the majority of planned divestments of non-core businesses and in recent months has produced consistent earnings from its continuing rice business.

Implementation of the Reorganization Plan is contingent upon obtaining financing, acceptance by ARI's creditors, and confirmation by the Bankruptcy Court. A Bankruptcy Court hearing on the Reorganization Plan has been scheduled for Tuesday, May 3rd.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include but are not limited to such factors as product demand and development, ability to maintain customer relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, risks of foreign operations, and other information detailed from time to time in the Company's Securities and Exchange Commission filings.